Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager — Europe +41-(0) 21-863-5336

Logitech Announces Better-Than-Expected Q2 FY 2014 Results

Turnaround on Track

NEWARK, Calif. — Oct. 23, 2013 and LAUSANNE, Switzerland, Oct. 24, 2013 — Logitech International (SIX: LOGN)(Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2014, with better-than-expected revenue of $532 million, down 3 percent compared to second quarter of the prior year.

•                  Q2 GAAP operating income was $17 million, and GAAP EPS was $0.09

•                  Q2 non-GAAP operating income was $37 million, and non-GAAP EPS was $0.20

•                  Year-to-date GAAP operating income was $17 million, and GAAP EPS was $0.10

•                  Year-to-date non-GAAP operating income was $49 million, and non-GAAP EPS was $0.26

“We’re making progress toward building a faster and more profitable Logitech,” said Bracken P. Darrell, Logitech president and chief executive officer. “In spite of headwinds from weak market conditions in Europe and a decline in the global PC market, we significantly improved operating profitability in the first half of Fiscal Year 2014.

“Our growth categories performed well during the first half. Combined, tablet accessories, gaming and wireless speakers grew about 36 percent year over year. Although we have more work in front of us, I am confident that we are on track with our turnaround strategy.”

Outlook

For the full Fiscal Year 2014, Logitech continues to expect revenue of approximately $2 billion and GAAP operating income of approximately $50 million, compared to an operating loss in Fiscal Year 2013. The outlook for GAAP operating income now includes year-to-date charges of $13 million, related to restructuring, that were not anticipated when the Company originally provided the outlook in April 2013.

The current outlook for non-GAAP full Fiscal Year 2014 operating income is $100 million, an increase of $13 million compared to the previously expected non-GAAP operating income.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com, in the Calendar section.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2014 on Thurs., Oct. 24, 2013 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Use of Non-GAAP Financial Information

To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery) and other items detailed under “Supplemental Financial Information” after the tables below. Logitech believes this information will help investors to evaluate its current period performance and trends in its business.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: the Company’s turnaround, product launches and profitability, as well as Fiscal Year 2014 revenue, operating income and restructuring-related charges. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Three Months Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2013	2012
		As Revised (A)

Net sales	$531,972	$547,693
Cost of goods sold	348,559	351,919
Gross profit	183,413	195,774
% of net sales	34.5%	35.7%

Operating expenses:
Marketing and selling	93,710	110,522
Research and development	37,633	38,114
General and administrative	29,395	25,980
Restructuring charges (credits)	5,465	(2,671)
Total operating expenses	166,203	171,945

Operating income	17,210	23,829

Interest income, net	183	153
Other income (loss), net	62	(509)

Income before income taxes	17,455	23,473
Provision for (benefit from) income taxes	3,057	(31,076)

Net income	$14,398	$54,549

Shares used to compute net income per share:
Basic	159,969	156,736
Diluted	161,177	157,932
Net income per share:
Basic	$0.09	$0.35
Diluted	$0.09	$0.35

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2013	2012
		As Revised (A)

Net sales	$1,009,896	$1,016,297
Cost of goods sold	658,128	675,177
Gross profit	351,768	341,120
% of net sales	34.8%	33.6%

Operating expenses:
Marketing and selling	194,345	211,419
Research and development	73,824	77,137
General and administrative	58,543	58,460
Restructuring charges	7,799	28,556
Total operating expenses	334,511	375,572

Operating income (loss)	17,257	(34,452)

Interest income, net	160	537
Other income (loss), net	279	(668)

Income (loss) before income taxes	17,696	(34,583)
Provision for (benefit from) income taxes	2,255	(37,986)

Net income	$15,441	$3,403

Shares used to compute net income per share:
Basic	159,637	158,723
Diluted	160,869	159,853
Net income per share:
Basic	$0.10	$0.02
Diluted	$0.10	$0.02

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	September 30, 2013	March 31, 2013	September 30, 2012
		As Revised (A)	As Revised (A)
Current assets
Cash and cash equivalents	$294,796	$333,824	$237,033
Accounts receivable	258,858	179,565	284,451
Inventories	292,777	261,083	321,307
Other current assets	65,808	58,103	70,730
Assets held for sale	—	10,960	—
Total current assets	912,239	843,535	913,521
Non-Current assets
Property, plant and equipment, net	87,133	87,649	93,854
Goodwill	344,759	341,357	560,098
Other intangible assets	17,747	26,024	39,232
Other assets	71,817	75,098	83,303
Total assets	$1,433,695	$1,373,663	$1,690,008

Current liabilities
Accounts payable	$303,089	$265,995	$368,509
Accrued and other liabilities	219,646	192,774	199,941
Liabilities held for sale	—	3,202	—
Total current liabilities	522,735	461,971	568,450
Non-current liabilities	202,556	195,882	197,249
Total liabilities	725,291	657,853	765,699

Shareholders’ equity	708,404	715,810	924,309

Total liabilities and shareholders’ equity	$1,433,695	$1,373,663	$1,690,008

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Six Months Ended September 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2013	2012
		As Revised (A)
Cash flows from operating activities:
Net income	$15,441	$3,403
Non-cash items included in net income:
Depreciation	19,283	22,307
Amortization of other intangible assets	10,518	12,589
Investment impairment and loss	530	—
Share-based compensation expense	8,499	13,437
Loss on disposal of property, plant and equipment	2,456	—
Gain on sale of available-for-sale securities	—	(831)
Excess tax benefits from share-based compensation	—	(22)
Deferred income taxes and others	(3,902)	(3,806)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(77,042)	(58,533)
Inventories	(21,350)	(31,825)
Other assets	(5,893)	(7,570)
Accounts payable	39,555	71,095
Accrued liabilities	26,091	(10,997)
Net cash provided by operating activities	14,186	9,247

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,063)	(32,817)
Acquisitions, net of cash acquired	(650)	—
Investment in a privately-held company	—	(3,970)
Proceeds from sale of available-for-sale securities	—	917
Purchases of trading investments for deferred compensation plan	(6,146)	(1,648)
Proceeds from sales of trading investments for deferred compensation plan	6,602	1,638
Net cash used in investing activities	(23,257)	(35,880)

Cash flows from financing activities:
Payment of cash dividends	(36,123)	(133,462)
Purchases of treasury shares	—	(87,812)
Proceeds from sale of shares upon exercise of options and purchase rights	6,135	9,008
Tax withholdings related to net share settlements of restricted stock units	(453)	(635)
Excess tax benefits from share-based compensation	—	22
Net cash used in financing activities	(30,441)	(212,879)

Effect of exchange rate changes on cash and cash equivalents	484	(1,825)
Net decrease in cash and cash equivalents	(39,028)	(241,337)
Cash and cash equivalents at beginning of period	333,824	478,370
Cash and cash equivalents at end of period	$294,796	$237,033

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended September 30,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2013	2012
		As Revised (A)
Cash flows from operating activities:
Net income	$14,398	$54,549
Non-cash items included in net income :
Depreciation	9,144	11,155
Amortization of other intangible assets	5,254	6,191
Investment impairment and loss	160	—
Share-based compensation expense	4,109	7,266
Loss on disposal of property and plant	145	—
Gain on sale of available-for-sale securities	—	(831)
Excess tax benefits from share-based compensation	—	(17)
Deferred income taxes and others	(486)	(2,751)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(38,143)	(64,849)
Inventories	6,702	(42,178)
Other assets	(4,123)	(7,372)
Accounts payable	5,975	106,283
Accrued liabilities	12,358	(52,126)
Net provided by operating activities	15,493	15,320

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,855)	(10,901)
Investment in a privately-held company	—	(3,970)
Purchases of trading investments for deferred compensation plan	(1,740)	(251)
Proceeds from sales of trading investments for deferred compensation plan	1,854	253
Net cash used in investing activities	(9,741)	(14,869)

Cash flows from financing activities:
Payment of cash dividends	(36,123)	(133,462)
Proceeds from sale of shares upon exercise of options and purchase rights	6,123	8,604
Tax withholdings related to net share settlements of restricted stock units	(238)	(465)
Excess tax benefits from share-based compensation	—	17
Net cash used in financing activities	(30,238)	(125,306)

Effect of exchange rate changes on cash and cash equivalents	425	320
Net decrease in cash and cash equivalents	(24,061)	(124,535)
Cash and cash equivalents at beginning of period	318,857	360,737
Cash and cash equivalents at end of period	$294,796	$236,202

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Three Months Ended September 30,		Six Months Ended September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2013	2012	2013	2012

Gross profit - GAAP	$183,413	$195,774	$351,768	$341,120
Share-based compensation expense	594	608	1,171	1,397
Amortization of other intangible assets	2,593	3,633	5,171	7,463
Restructuring-related charges	5,194	315	5,194	3,315
Gross profit - Non-GAAP	$191,794	$200,330	$363,304	$353,295

Gross margin - GAAP	34.5%	35.7%	34.8%	33.6%
Gross margin - Non-GAAP	36.1%	36.6%	36.0%	34.8%

Operating expenses - GAAP	$166,203	$171,945	$334,511	$375,572
Less: Share-based compensation expense	3,515	6,658	7,328	12,040
Less: Amortization of other intangible assets	2,661	2,558	5,347	5,126
Less: Restructuring charges (credits)	5,465	(2,671)	7,799	28,556
Less: Restructuring-related charges	—	1,946	—	1,946
Operating expenses - Non-GAAP	$154,562	$163,454	$314,037	$327,904

% of net sales - GAAP	31.2%	31.4%	33.1%	37.0%
% of net sales - Non - GAAP	29.1%	29.8%	31.1%	32.3%

Operating expenses - GAAP	$166,203	$171,945	$334,511	$375,572
Less: Restructuring charges (credits)	5,465	(2,671)	7,799	28,556
Operating expenses excluding restructuring charges - Non-GAAP	$160,738	$174,616	$326,712	$347,016

Operating income (loss) - GAAP	$17,210	23,829	$17,257	$(34,452)
Share-based compensation expense	4,109	7,266	8,499	13,437
Amortization of other intangible assets	5,254	6,191	10,518	12,589
Restructuring charges (credits)	5,465	(2,671)	7,799	28,556
Restructuring-related charges	5,194	2,261	5,194	5,261
Operating income (loss) - Non - GAAP	$37,232	$36,876	$49,267	$25,391

% of net sales - GAAP	3.2%	4.4%	1.7%	-3.4%
% of net sales - Non - GAAP	7.0%	6.7%	4.9%	2.5%

Net income - GAAP	$14,398	$54,549	$15,441	$3,403
Share-based compensation expense	4,109	7,266	8,499	13,437
Amortization of other intangible assets	5,254	6,191	10,518	12,589
Restructuring charges (credits)	5,465	(2,671)	7,799	28,556
Restructuring-related charges	5,194	2,261	5,194	5,261
Investment impairment (recovery)	(261)	—	109	—
Benefit from income taxes	(2,638)	(41,102)	(5,368)	(44,916)
Net income - Non - GAAP	$31,521	$26,494	$42,192	$18,330

Net income per share:
Diluted - GAAP	$0.09	$0.35	$0.10	$0.02
Diluted - Non - GAAP	$0.20	$0.17	$0.26	$0.11

Shares used to compute net income per share:
Diluted - GAAP & Non-GAAP	161,177	157,932	160,869	159,853

Net sales by channel:
Retail	$464,853	$476,479	$878,089	$871,580
OEM	37,526	36,718	72,039	73,393
LifeSize	29,593	34,496	59,768	71,324
Total net sales	$531,972	$547,693	$1,009,896	$1,016,297

Net retail sales by product family(*):
Retail - Pointing Devices	$130,656	$122,524	$245,307	$238,353
Retail - Keyboards & Desktops	105,236	97,069	203,186	191,628
Retail - Tablet Accessories	34,711	33,737	73,270	49,623
Retail - Audio - PC	67,199	77,267	119,164	138,792
Retail - Audio - Wearables & Wireless	25,648	19,108	44,723	33,707
Retail - Video	41,061	49,453	76,319	86,612
Retail - PC Gaming	41,493	46,673	81,110	73,456
Retail - Remotes	13,327	16,434	27,901	30,166
Retail - Other	5,522	14,214	7,109	29,243
Total net retail sales	$464,853	$476,479	$878,089	$871,580

*  Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

	Three Months Ended September 30,		Six Months Ended September 30,
Share-based Compensation Expense	2013	2012	2013	2012

Cost of goods sold	$594	$608	$1,171	$1,397
Marketing and selling	1,017	2,644	2,923	4,424
Research and development	840	1,763	1,934	3,588
General and administrative	1,658	2,251	2,471	4,028
Income tax benefit	(1,300)	(1,671)	(2,175)	(3,047)
Total share-based compensation expense after income taxes	$2,809	$5,595	$6,324	$10,390

(A) - In the first quarter of fiscal year 2014, the Company identified errors related to the accounting for its product warranty liability, amortization expense of certain intangible assets, and other out-of-period adjustments. The errors impacted prior reporting periods, starting prior to fiscal year 2009. While these errors were not material to any previously issued annual or quarterly consolidated financial statements, management concluded that correcting the cumulative errors and related tax effects, which amounted to $19.1 million, in the first quarter of fiscal year 2014 would be material to the consolidated financial statements for the three months ended June 30, 2013 and to the expected results of operations for the fiscal year ending March 31, 2014.  Accordingly, the Company revised its prior period annual and quarterly consolidated financial statements to correct the errors in future SEC filings.

In this earnings release, the Company has revised the March 31, 2013 and September 30, 2012 consolidated balance sheets, and the consolidated statements of operations and cash flows for the three and six months  ended September 30, 2012 to record an additional warranty liability, amortization of certain intangible assets, and other out-of-period adjustments.

(B) - Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the three and six months ended September 30, 2013, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur amortization of intangible assets, primarily in connection with our acquisition of certain businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these variable charges in budgeting, planning and forecasting future periods, and we believe that providing the non-GAAP measures excluding these non-cash variable charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred costs related to employee terminations, facility closures and early cancellation of certain contracts, included in restructuring charges (credits). Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges (credits).  We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP.  Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and/may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.